                                                                   Exhibit 10.28




                              SERIES A PREFERRED

                           STOCK PURCHASE AGREEMENT

                                    BETWEEN

                      XYVISION ENTERPRISE SOLUTIONS, INC.

                                      AND

                       CADMUS COMMUNICATIONS CORPORATION







                               February 16, 2001

                               TABLE OF CONTENTS
                               -----------------

                                                                                       Page
                                                                                       ----
1.   Purchase And Sale Of Stock.......................................................    1
     --------------------------

     1.1.   Authorization and Sale of Series A Preferred Stock........................    1
     1.2.   Closing...................................................................    1
     1.3.   Investor Rights Agreement.................................................    2
     1.4.   Use of Proceeds...........................................................    2


2.   Representations And Warranties Of The Company....................................    2
     ---------------------------------------------

     2.1.   Organization, Good Standing and Qualification.............................    2
     2.2.   Capitalization and Voting Rights..........................................    2
     2.3.   Subsidiaries..............................................................    5
     2.4.   Authorization.............................................................    5
     2.5.   Valid Issuance of Preferred and Common Shares.............................    5
     2.6.   Governmental Consents.....................................................    6
     2.7.   Offering..................................................................    6
     2.8.   Litigation................................................................    6
     2.9.   Proprietary Information Agreements and Employee Obligations...............    7
     2.10.  Patents and Trademarks....................................................    8
     2.11.  Compliance with Other Instruments.........................................   10
     2.12.  Agreements; Action........................................................   10
     2.13.  Related-Party Transactions................................................   13
     2.14.  Financial Statements......................................................   13
     2.15.  Changes...................................................................   14
     2.16.  Taxes.....................................................................   16
     2.17.  Permits...................................................................   16
     2.18.  Environmental and Safety Laws.............................................   17
     2.19.  Disclosure................................................................   17
     2.20.  Overview..................................................................   18
     2.21.  Registration Rights.......................................................   18
     2.22.  Corporate Documents; Minute Books.........................................   18
     2.23.  Title to Property and Assets..............................................   18
     2.24.  Insurance.................................................................   19
     2.25.  ERISA Compliance..........................................................   19
     2.26.  Labor and Employment Agreements and Actions...............................   20
     2.27.  Customer Relations........................................................   21


3.   Representations And Warranties Of The Investor...................................   21
     ----------------------------------------------

     3.1.   Authorization.............................................................   21
     3.2.   Purchase Entirely for Own Account.........................................   21
     3.3.   Disclosure of Information.................................................   21

                  SERIES A PREFERRED STOCK PURCHASE AGREEMENT
                  -------------------------------------------

     THIS SERIES A PREFERRED STOCK PURCHASE AGREEMENT (the "Agreement") is made
                                                            ---------
as of February 16, 2001, by and between XYVISION ENTERPRISE SOLUTIONS, INC., a Delaware corporation (the "Company"), and CADMUS COMMUNICATIONS CORPORATION, a
                           -------
Virginia corporation (the "Investor").
                           --------

     THE PARTIES HEREBY AGREE AS FOLLOWS:

1.   Purchase and Sale of Stock.
     --------------------------

     1.1.   Authorization and Sale of Series A Preferred Shares.
            ---------------------------------------------------

            1.1.1. Prior to the Closing (as defined below), the Company shall authorize the issuance and sale to the Investor of Nine Hundred Twenty-Three Thousand Seventy-Seven (923,077) shares of the Company's Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Shares"), having the
                                                 ---------------
rights, restrictions, privileges and preferences set forth in the Certificate of Designation in the form attached hereto as Exhibit A (the "Certificate"). Prior
                                           ---------       -----------
to the Closing, the Company shall adopt and file the Certificate with the Office of the Clerk of the Secretary of State of the State of Delaware.

            1.1.2. Subject to the terms and conditions of this Agreement, the Investor agrees to purchase at the Closing and the Company agrees to sell and issue to the Investor at the Closing Nine Hundred Twenty-Three Thousand Seventy-Seven (923,077) shares of the Series A Shares (the "Purchased Shares") at the
                                                    ----------------
purchase price of Three Dollars and Twenty-five Cents ($3.25) (the "Purchase
                                                                    --------
Price") per share.
-----

     1.2.   Closing.
            -------

     The closing of the purchase and sale of the Purchased Shares (the "Closing") shall take place at the offices of Troutman Sanders Mays & Valentine
 -------
LLP, 23/rd/ Floor, 1111 East Main Street, Richmond, Virginia, at 10 a.m. local time on February 20, 2001, or at such other time and place as the Company and the Investor mutually agree upon in writing. At the Closing, the

Company shall deliver to the Investor a share certificate representing the Purchased Shares against payment of the purchase price therefor by the Investor by wire transfer pursuant to wire transfer instructions provided to the Investor no fewer than two business days prior to the Closing. If, at the Closing, any of the conditions specified in Section 4 of this Agreement shall not have been fulfilled, the Investor shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any right that the Investor may have by reason of such non-fulfillment. If, at the Closing, any of the conditions specified in Section 5 of this Agreement shall not have been fulfilled, the Company shall, at its election, be relieved of all of its obligations under this Agreement without thereby waiving any right that the Company may have by reason of such non-fulfillment.

     1.3.   Investor Rights Agreement.
            -------------------------

     At the Closing, the Company and the Investor shall enter into an Investor Rights Agreement, the form of which is attached hereto as Exhibit B (the
                                                          ---------
"Investor Rights Agreement").
 -------------------------

     1.4.   Use of Proceeds.
            ---------------

     The Company shall use such portion of the aggregate Purchase Price received in respect of the Purchased Shares, net of the direct expenses incurred by the Company to effect the sale of the Purchased Shares, as is reasonably necessary to carry out the terms of the Letter Agreement dated December 18, 2000 between the Company and Cadmus Journal Services, Inc., a copy of which is attached hereto as Exhibit C (the "Strategic Collaboration Agreement").
          ---------       ---------------------------------

2.   Representations and Warranties of the Company.
     ---------------------------------------------

     As a material inducement to the Investor to enter into this Agreement and purchase the Purchased Shares hereunder, the Company hereby represents and warrants to the Investor that, except as otherwise specifically set forth in the Disclosure Schedule attached hereto as Exhibit D (the "Disclosure Schedule"),
                                                       -------------------
which shall identify the Section or subsection to which each exception is taken, and which exceptions shall be deemed to be representations and warranties of the Company hereunder:

     2.1.   Organization, Good Standing and Qualification.
            ---------------------------------------------

     The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation. The Company and each of its Subsidiaries is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to qualify could reasonably be expected, individually or in the aggregate, to have a material adverse effect on its business, properties, prospects or financial condition (a "Material Adverse Effect"). The Company and
                                     -----------------------
each of its Subsidiaries has all required power and authority necessary to own and operate its property, to carry on its business as now conducted and as presently proposed to be conducted in the "XyEnterprise Overview" dated October 23, 2000 (the "Overview"), which has been previously furnished to the Investor,
               --------
and to carry out the transactions contemplated by this Agreement.

     2.2.   Capitalization and Voting Rights.
            --------------------------------

            2.2.1. The authorized capital of the Company consists, or will consist immediately prior to the Closing, of:

                    (a)   Preferred Stock.  1,538,462 shares of Preferred Stock
                          ---------------
(the "Preferred Shares"), 1,538,462 shares of which have been designated Series
      ----------------
A Preferred Shares; and

                    (b)   Common Stock.  17,200,000 shares of Series A Common
                          ------------
Stock, par value $.001 per share (the "Series A Common Shares") and 2,800,000
                                       ----------------------
shares of Series B Common Stock, par value $.001 per share (the "Series B Common
                                                                 ---------------
Shares" and together with the Series A Common Shares, the "Common Shares").
------                                                     -------------
            2.2.2. As of the date hereof and at the Closing, 7,656,623 Series A Common Shares and 2,754,386 Series B Common Shares are and shall be issued and outstanding. The Company and the Investor acknowledge and agree that 1,268,048 Series A Common Shares have been reserved by the Company for its employees, consultants and directors that have been granted or are to be issued in the future upon exercise of options pursuant to the Company's 1998 Stock Incentive Plan.

            2.2.3. The outstanding Common Shares are owned by the holders and in the numbers specified in Section 2.2.3 of the Disclosure Schedule.
                            -------------        -------------------

            2.2.4. The outstanding Common Shares are all duly and validly authorized and issued, fully paid and nonassessable and were issued in compliance with or pursuant to exemptions from the registration requirements of all applicable state and federal laws concerning the issuance of securities.

            2.2.5. Except for (i) the conversion privileges of the Purchased Shares, (ii) the rights provided in the Investor Rights Agreement, (iii) the preemptive rights of the holders of Series B Shares (the "Series B Preemptive
                                                          -------------------
Rights") set forth in the charter of the Company (the "Charter") and (iv) the
------                                                 -------
Outstanding Options (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights) or agreements for the purchase or acquisition from the Company of any shares of its capital stock or other securities. Set forth in Section 2.2.5(a) of the Disclosure Schedule is
                                  ----------------        -------------------
the following information with respect to all outstanding options, warrants and rights to acquire the Company's capital stock or other securities (the "Outstanding Options"): the holder, the number of shares or amount covered, the exercise price and the expiration date. The Company is not a party or subject to any agreement or understanding, and, to the Knowledge of the Company (as defined below), there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a director of the Company. A list setting forth the Company's authorized and outstanding capital securities immediately following the Closing is set forth in Section 2.2.5(b) of the Disclosure
                                      ----------------        ----------
Schedule. Pursuant to the Series B Preemptive Rights, the Company shall not
--------
issue more than 615,385 Series A Shares, and any other Series B Preemptive Rights shall have been waived as of the Closing.

     2.3.   Subsidiaries.
            ------------

     The Company and its Subsidiaries do not presently own or control, directly or indirectly, or hold any rights to acquire, any interest in any other corporation, association or other business entity nor has the Company or any of its Subsidiaries ever held any such interest. Except pursuant to the Strategic Collaboration Agreement, neither the Company nor any of its

Subsidiaries is a participant in any joint venture, partnership or similar arrangement nor has the Company or any of its Subsidiaries ever been a participant in any such arrangement.

     2.4.   Authorization.
            -------------

     All corporate action on the part of the Company, its officers, directors and shareholders necessary for the authorization, execution and delivery of this Agreement, the Investor Rights Agreement and all other agreements contemplated hereby and thereby to which the Company is a party, the performance of all obligations of the Company hereunder and thereunder, the adoption of the Certificate, the amendment of the Company's bylaws and the authorization, sale and issuance (or reservation for issuance) of the Purchased Shares and the Common Shares issuable upon conversion of the Purchased Shares (the "Conversion
                                                                     ----------
Shares") has been taken or will be taken prior to the Closing. This Agreement,
------
the Investor Rights Agreement and all other agreements contemplated hereby and thereby to which the Company is a party and the Certificate constitute valid and legally binding obligations of the Company, enforceable in accordance with their respective terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

     2.5.   Valid Issuance of Preferred and Common Shares.
            ---------------------------------------------

     The Purchased Shares, when issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable state and federal securities laws. The Conversion Shares have been duly and validly reserved for issuance and, upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable and will be free of restrictions on transfer, other than restrictions on transfer under this Agreement and the Investor Rights Agreement and under applicable federal and state securities laws.

     2.6.   Governmental Consents.
            ---------------------

     No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for (i) all notices of sale required to be filed under Regulation D promulgated by the Securities and Exchange Commission ("SEC")
                                                                     ---
pursuant to the Securities Act of 1933, as amended (the "Act"), (ii) post
                                                         ---
Closing filings required under applicable state securities laws and (iii) such other filings required pursuant to applicable federal and state securities laws, which filings will be effected within the respective required statutory periods.

     2.7.   Offering.
            --------

     Subject to the validity of the Investor's representations set forth in
Section 3 of this Agreement, the offer, sale and issuance of the Purchased Shares as contemplated by this Agreement are exempt from the registration requirements of the Act and the qualification, or registration or exemption requirements under any applicable state securities laws. Neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemptions.

     2.8.   Litigation.
            ----------

     There is no action, suit, proceeding or investigation (collectively, a "Claim") pending or, to the knowledge of Kevin Duffy, Jeffrey L. Neuman or Wendy
 -----
Darland (collectively, the "Knowledge of the Company") currently threatened
                            ------------------------
against or affecting the Company or any of its Subsidiaries (or, to the Knowledge of the Company, pending or threatened against or affecting any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to the business activities or proposed business activities of the Company or any of its Subsidiaries) that questions the validity of this Agreement or the right of the Company to enter into such agreement or to consummate the transactions contemplated hereby, or that could reasonably be expected to result, either individually or in the aggregate, in (i) a Material Adverse Effect, or (ii) any change in the current equity ownership of the Company. In addition, there is no claim pending or, to the Knowledge of the Company, any basis therefor involving the prior employment of any of the Company's or any of its Subsidiaries' employees, their use in connection with the Company's or such Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Neither the Company nor any of its Subsidiaries has received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed to any liability or disadvantage which could reasonably be expected to cause a Material Adverse Effect. There is no Claim by the Company or any of its Subsidiaries currently pending or that the Company or any of its Subsidiaries intends to initiate.

     2.9.   Proprietary Information Agreements and Employee Obligations.
            -----------------------------------------------------------

     Each employee, officer and consultant of the Company has executed an agreement protecting the confidentiality of proprietary information and assigning inventions to the Company in substantially the form attached hereto as Exhibit E. To the Knowledge of the Company, no employees, officers or
---------
consultants are in violation of such agreement. To the Knowledge of the Company, none of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court of administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as presently conducted and as presently proposed to be conducted in the Overview. Neither the execution of this Agreement nor the transactions contemplated by this Agreement, nor the conduct of the Company's business as presently conducted and as proposed to be conducted in the Overview, will, to the Knowledge of the Company, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. To the Knowledge of the Company, it is not and will not be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company in order for the Company to conduct its business as currently conducted and as currently contemplated to be conducted in the Overview, except for inventions that have been assigned or licensed to the Company as of the date hereof.

     2.10.  Patents and Trademarks.
            ----------------------

            2.10.1.  Intellectual Property Used in the Business. Section
                     ------------------------------------------  -------
2.10.1(a) of the Disclosure Schedule contains a complete and accurate list of
---------        -------------------
all (i) patented or registered Intellectual Property Rights (as defined below) owned or used by the Company or any of its Subsidiaries, (ii) pending patent, copyright and trademark applications and applications for registrations of other Intellectual Property Rights filed by the Company or any of its Subsidiaries and
(iii) unregistered trade names and corporate names owned or used by the Company or any of its Subsidiaries. Section 2.10.1(b) of the Disclosure Schedule also
                            -----------------        -------------------
contains a complete and accurate list of all licenses and other rights granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights but not including licenses arising from the purchase of "off the shelf" software products with an original purchase price of less than $5,000 or licenses of intellectual property by the Company or any of its Subsidiaries in the ordinary course of business to its customers effected pursuant to an agreement substantially and in all material respects in the form of the Company's standard license agreement which is set forth in Section 2.10(b) of
                                                           ---------------
the Disclosure Schedule (the "Standard License"). The Company owns all right,
    -------------------       ----------------
title and interest to, or has the right to use pursuant to a valid license, all Intellectual Property Rights necessary for the operation of the business of the Company as presently conducted (the "Company Intellectual Property"), free and
                                     -----------------------------
clear of all liens, encumbrances or claims of others. The Company has taken all necessary and commercially reasonable actions to maintain and protect the rights of the Company in and to use the Company Intellectual Property.

            2.10.2.  Claims Relating to Company Intellectual Property. There
                     ------------------------------------------------
have been no claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Company Intellectual Property, and to the Knowledge of the Company, there are no valid grounds for any such claims. The Company has not received any notices of, and, to the Knowledge of the Company, there are not any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Company Intellectual Property (including, without limitation, any demand or request that the Company license any rights from a third party). The conduct of the Company's business has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of others, nor would any future conduct of the Company as contemplated in the Overview infringe, misappropriate or conflict with any Intellectual Property Rights of others. To the Knowledge of the Company, the Intellectual Property Rights owned by or licensed to the Company have not been infringed, misappropriated or violated by others. The transactions contemplated by this Agreement shall have no adverse effect on the Company's right, title and interest in and to Intellectual Property Rights owned by the Company, nor shall such transactions have an adverse effect on the enforceability of license agreements pursuant to which Intellectual Property Rights have been licensed to or by the Company.

            2.10.3.  Definition of Intellectual Property Rights. For purposes of
                     ------------------------------------------
this Agreement, "Intellectual Property Rights" means all (i) patents, patent
                 ----------------------------
applications, patent disclosures and inventions, (ii) trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered and unregistered) and copyrightable works and registrations and applications for registration thereof,
(iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including, without limitation, ideas, formulas, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

         2.11.    Compliance with Other Instruments.
                  ---------------------------------

         Neither the Company nor any of its Subsidiaries is in violation of or default under any provision of the Charter or bylaws, each as amended, or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or of any provision of any federal or state statute, rule or regulation applicable to the Company, which violation or default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The execution, delivery and performance of this Agreement and all other agreements contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby will not result in any such violation, or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event that results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or governmental approval applicable to the Company, its business or operations or any of its assets or properties.

         2.12.    Agreements; Action.
                  ------------------

            2.12.1.  Set forth in Section 2.12.1 of the Disclosure Schedule is a
                                  --------------        -------------------
list of all agreements presently in effect between the Company and any of its officers, directors, shareholders or affiliates or any affiliate of any such officer, director or shareholder.

            2.12.2. There are no agreements, instruments, contracts, transactions currently being negotiated, judgments, orders, writs or decrees to which the Company is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 other than obligations of, or payments to, the Company arising from agreements entered into in the ordinary course of business, (ii) the license of any Intellectual Property Right to or from the Company, other than (X) licenses arising from the purchase of "off the shelf" or other standard products with an original purchase price of not more than $5,000, (Y) licenses which are set forth in Section 2.10.1 of the Disclosure Schedule and (Z) licenses entered into
         --------------        -------------------
by the Company in the ordinary course of business with its customers which have been effected pursuant to the Standard License, (iii) provisions restricting in any manner or affecting the development, manufacture or distribution of the Company's products or services, (iv) a warranty with respect to its services rendered or its products sold or leased, except for the standard form of warranty delivered with the Company's products which is set forth in
Section 2.12.2 of the Disclosure Schedule, or (v) indemnification obligations of
--------------        -------------------
the Company to any other party (contingent or otherwise); other than the obligations of the Company set forth in this Agreement, the Investor Rights Agreement, the Charter or the Certificate.

            2.12.3. The Company has not declared or paid any dividends or authorized or made any distribution upon or with respect to any class or series of its capital stock. The Company has not (i) incurred any currently outstanding indebtedness for borrowed money or any other liabilities to pay money in an amount individually in excess of $50,000 or, in the case of currently outstanding indebtedness for borrowed money and/or liabilities to pay money in an amount individually less than $50,000, in excess of $100,000 in the aggregate, (ii) made any loans or advances to any person, other than ordinary advances for travel and other reimbursable business expenses, or (iii) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its products in the ordinary course of business.

            2.12.4. For the purposes of subsections 2.12.2 and 2.12.3 above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

            2.12.5. All of the contracts, agreements and instruments set forth in Section 2.12 of the Disclosure Schedule are valid, binding and enforceable in
   ------------        -------------------
accordance with their respective terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors' rights generally, and (ii) as limited by laws of general application relating to the availability of specific performance, injunctive relief or other equitable remedies. The Company has performed all material obligations required to be performed by it on or before the date of this Agreement and is not in default under or in violation of nor is it in receipt of any claim of default or violation under any contract, agreement or instrument, which default or violation could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, and the Company does not have any present expectation or intention of not fully performing all such obligations. No event has occurred which with the passage of time or the giving of notice or both would result in a default, violation or event of noncompliance by the Company under any contract, agreement or instrument, which violation or default could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. To the Knowledge of the Company, there has not occurred any breach or anticipated breach by any other party to any contract, agreement, instrument or commitment to which the Company is a party, where such breach or anticipated breach could reasonably be expected to cause a Material Adverse Effect.

            2.12.6. The Investor has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements that are referred to in Section 2.12 of the Disclosure Schedule, other than
                        ------------        -------------------
contracts between the Company and its customers entered in the ordinary course of business effected pursuant to the Standard License, together with all amendments, waivers or other changes thereto.

            2.12.7. Neither the Company nor any of its Subsidiaries is a party to or bound by any contract, agreement or instrument, or subject to any restriction under the Charter or the charter of any such Subsidiary, that could reasonably be expected to cause a Material Adverse Effect.

            2.12.8. The Company has not engaged in the past three (3) months in any discussion (i) with any representative of any person, entity, partnership or association regarding the consolidation or merger of the Company with or into any entity, (ii) with any person, entity, partnership or association regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the outstanding equity of the Company would be transferred or disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

     2.13.  Related-Party Transactions.
            --------------------------

     No employee, shareholder, officer or director of the Company or member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the Knowledge of the Company, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company, except that employees, shareholders, officers or directors of the Company and members of their immediate families may own less than five percent (5%) of the outstanding equity of publicly traded companies that may compete with the Company. To the Knowledge of the Company, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

     2.14.  Financial Statements.
            --------------------

     The Company has delivered to the Investor its audited consolidated balance sheet as of March 31, 1999 and 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the years then ended and its unaudited consolidated balance sheet as of September 30, 2000 and the related consolidated statements of income, changes in stockholders' equity and cash flows for the six-month period then ended (collectively, the "Financial
                                                                   ---------
Statements"), which are set forth in Section 2.14(a) of the Disclosure Schedule,
----------                           ---------------        -------------------
and its projected financial statements, as provided in the Overview (the "Projected Financials"), which are set forth in Section 2.14(b) of the
 --------------------                           ------------
Disclosure Schedule. Each of the Financial Statements is accurate and complete
-------------------
in all material respects, is consistent with the books and records of the Company (which, in turn, are accurate and complete in all material respects) and has been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated and with each other except that the interim Financial Statements of and for 2000 may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company and its Subsidiaries as of the dates and for the periods indicated therein. With respect to the Projected Financials, the Company represents only that the projections contained therein were prepared in good faith and that the Company reasonably believes there is a reasonable basis for the projections included in the Projected Financials in all material respects. Except as set forth in the Financial Statements, neither the Company nor any of its Subsidiaries has any liabilities arising out of transactions entered into at or prior to the Closing other than liabilities and obligations that have arisen after September 30, 2000 in the ordinary course of business. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity.

     2.15.  Changes.
            -------

     Since September 30, 2000, there has not been:

            2.15.1. any adverse change in the assets, liabilities, financial condition or operating results of the Company or any of its Subsidiaries, except
(i) changes in the ordinary course of business that have not caused and could not reasonably be expected to cause, in the aggregate, a Material Adverse Effect, and (ii) losses incurred in the ordinary course of business in amounts not in excess of the amounts set forth in the Overview;

            2.15.2. any damage, destruction or loss, whether or not covered by insurance, that has caused or could reasonably be expected to cause a Material Adverse Effect;

            2.15.3. any waiver by the Company of a material right or of a material debt owed to it;

            2.15.4. any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the assets, properties, financial condition, operating results or business of the Company;

            2.15.5. any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

            2.15.6. any material change in any compensation arrangement or agreement with any employee other than in the ordinary course of business, consistent with past practice;

            2.15.7. any sale, assignment or transfer of any Intellectual Property Rights or other intangible assets other than licenses of the Company's software products in the ordinary course of business pursuant to the Standard License;

            2.15.8. any resignation or termination of employment of any officer of the Company; and, to the Knowledge of the Company, no such officer is currently contemplating his resignation or termination of employment with the Company;

            2.15.9. any declaration, payment, setting aside or other distribution of cash or other property to its shareholders with respect to its capital stock or other equity securities (including without limitation, any warrants, options or other rights to acquire its capital stock or other equity securities);

            2.15.10. any mortgage, pledge, security interest or lien created by the Company with respect to any of its properties or assets, except liens for taxes that are not yet due or payable;

            2.15.11. any capital expenditures or commitments therefor by the Company that exceed $20,000 in the aggregate, except as set forth in Section
                                                                     -------
2.15.11 of the Disclosure Schedule;
-------        -------------------

            2.15.12. any loans or advances to, guarantees for the benefit of, or investments in, any person (including but not limited to any of the Company's employees, officers or directors, or any members of their immediate families), entity, association or partnership (other than advances for expenses incurred by employees of the Company in the ordinary course of business);

           2.15.13. to the Knowledge of the Company, any other event or condition of any character that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; or

            2.15.14. any agreement or commitment by the Company to do any of the things described in this Section 2.15.

     2.16.  Taxes.
            -----

     The Company and each of its Subsidiaries has filed or caused to be filed all tax returns that are required to have been filed and all such returns are correct and complete in all material respects. The Company and each of its Subsidiaries has paid all taxes shown to be due and payable on said returns and all other taxes, impositions, assessments, fees or other charges imposed on it by any governmental authority, agency or instrumentality, prior to any delinquency with respect thereto (other than taxes, impositions, assessments, fees and charges currently being contested in good faith by appropriate proceedings, for which appropriate amounts have been reserved and reflected on the Financial Statements). No tax liens have been filed against the Company, any of its Subsidiaries or any of their respective property or are outstanding with respect to the Company, any of its Subsidiaries or any of their respective property, other than inchoate liens for taxes not yet payable.

     2.17.  Permits.
            -------

     The Company has all franchises, permits, licenses and similar authority necessary for the conduct of its business, and the Company reasonably believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted according to the Overview. The Company is not in default in any respect under any of such franchises, permits, licenses or other similar authority where such default has caused or could reasonably be expected to cause a Material Adverse Effect.

     2.18.  Environmental and Safety Laws.
            -----------------------------

     The Company, the operation of its business and any real property that the Company leases or has leased or otherwise occupies or uses or has occupied or used (collectively, the "Premises") are in compliance with all applicable
                         --------
Environmental Laws (as defined below) and orders or directives of any governmental authorities having jurisdiction under such Environmental Laws. The Company has not received any citation, directive, letter or other communication, written or oral, or any notice of any proceeding, claim or lawsuit, from any person arising out of the ownership or occupation of the Premises, or the conduct of its operations. For purposes of this Agreement, the term "Environmental Laws" shall mean any

Federal, state, local or foreign law, ordinance, rule, regulation, permit and authorization pertaining to the protection of human health or the environment.

     2.19.  Disclosure.
            ----------

     The Company has fully provided the Investor with all of the information that the Investor or its representatives have requested in respect of Investor's decision whether to purchase the Purchased Shares and all information that to the Knowledge of the Company is necessary to enable the Investor to make such decision. Neither this Agreement (including all the exhibits and schedules hereto) nor any other certificates made or delivered in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made. Except as set forth in this Agreement or the Disclosure Schedule, to the Knowledge of the Company, there is
                 -------------------
no fact that the Company has not disclosed to the Investor in writing and which has caused or could reasonably be expected to cause a Material Adverse Effect.

     2.20.  Overview.
            --------

     The Overview has been previously delivered to the Investor, has been prepared in good faith by the Company and does not, to the Knowledge of the Company, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements made therein not misleading, except that with respect to the Projected Financials, the Company represents only that the projections contained therein were prepared in good faith and that the Company reasonably believes there is a reasonable basis for such projections. The Company makes no representation, warranty, covenant or assurance that the assumptions used in the Projected Financials will prove to be valid or that the objectives set forth in the Overview will be achieved.

     2.21.  Registration Rights.
            -------------------

     Except as provided in the Investor Rights Agreement, the Company has not granted or agreed to grant registration rights of any nature or form with respect to any securities of the Company to any person or entity.

     2.22.  Corporate Documents; Minute Books.
            ---------------------------------

     Except for amendments necessary to satisfy representations and warranties or conditions contained herein (the forms of which amendments have been approved by the Investor), the Charter and the bylaws of the Company are in the form previously provided to the Investor.

     2.23.  Title to Property and Assets.
            ----------------------------

     Neither the Company nor any of its Subsidiaries owns any real property and leases only the real property listed in Section 2.23 of the Disclosure Schedule.
                                        ------------        -------------------
The Company has good and marketable title to all of the personal property set forth in or reflected on the Balance Sheet of the Company as of the year ended March 31, 2000, free and clear of any and all claims, liens, encumbrances, equities and restrictions of every kind and nature whatsoever.

     With respect to the property and assets it leases, the Company and its Subsidiaries are in compliance with such leases and holds a valid leasehold interest therein, under written lease agreements, free of any liens, claims or encumbrances. Set forth in Section 2.23 of the Disclosure Schedule is a correct
                           ------------        -------------------
and complete list of all material leases to which the Company is a party with respect to personal property and all leases to which the Company is a party with respect to real property.

     2.24.  Insurance.
            ---------

     The Company has in full force and effect fire, casualty, products liability and officers and directors errors and omissions insurance policies in amounts customary for companies similarly situated. A list of all such policies and the amounts of coverage provided thereunder and deductibles therefrom are listed in
Section 2.24 of the Disclosure Schedule.
------------        -------------------

     2.25   ERISA Compliance. With respect to the Employee Retirement Income
            ----------------
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder ("ERISA"):
                                            -----

            2.25.1.  Plans.  Section 2.25 of the Disclosure Schedule sets forth
                     -----   ------------        -------------------
any and all "employee benefit plans" maintained by or on behalf of the Company or any ERISA Affiliates

(as defined below) as defined in Section 3(3) of ERISA (a "Plan"), including,
                                                           ----
but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan (as defined below), or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits. For purposes of this Agreement, "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) which, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder (the "Code"); and
                                                                ----
"Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 400l(a)(3) of ERISA. Neither the Company nor any ERISA Affiliate maintains or contributes to, or has maintained or contributed to, any defined benefit pension plan or Multiemployer Plan.

            2.25.2.  Compliance. Each Plan has at all times been maintained, by
                     ----------
its terms and in operation, in accordance in all material respects with all applicable laws, and no fact that might constitute grounds for the involuntary termination of the Plan, or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, exists at the time of execution of this Agreement nor shall any such fact exist as of the Closing.

            2.25.3.  Liabilities. Except for liabilities and expenses which
                     -----------
become payable and are timely paid pursuant to the terms and usual operations of the Plans, the Company is not currently and, to the Knowledge of the Company, will not become subject to any material liability (including withdrawal liability), tax or penalty whatsoever to any person whomsoever with respect to any Plan including, but not limited to, any material tax, penalty or liability arising under Title I or Title IV of ERISA or Chapter 43 of the Code.

            2.25.4.  Funding. The Company and each ERISA Affiliate have made
                     -------
full and timely payment of all amounts (i) required to be contributed under the terms of each Plan and applicable law and (ii) required to be paid as expenses of each Plan. No Plan or Plans have an "amount of unfunded benefit liabilities" (as defined in Section 4001 (a)(l 8) of ERISA).

     2.26.  Labor and Employment Agreements and Actions.
            -------------------------------------------

     The Company is not aware that any officer or key employee, or that any group of employees of the Company, intends to terminate his or their employment with the Company, nor does the Company have a present intention to terminate the employment of any of the foregoing. All written and material oral agreements with employees of the Company are listed in Section 2.26 of the Disclosure
                                            ------------        ----------
Schedule, and copies of all such agreements previously have been delivered to
--------
the Investor. To the Knowledge of the Company, it does not have any labor relations problems (including without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union.

     2.27.  Customer Relations.
            ------------------

     The Company has received no customer complaints concerning its products, nor has it had its products returned by a purchaser thereof or had any claims for breach of warranty, where such complaints, returns of products or claims, has caused or could reasonably be expected to cause, individually or in the aggregate, a Material Adverse Effect.

3.   Representations and Warranties of the Investor.
     ----------------------------------------------

     The Investor hereby represents and warrants to the Company that:

     3.1.   Authorization.
            -------------

     Subject to the approval of the Investor's Board of Directors, the Investor has full power and authority to enter into this Agreement and the Investor Rights Agreement, and, upon such approval, each such agreement will constitute the Investor's valid and legally binding obligation, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) to the extent the indemnification provisions contained in the Investor Rights Agreement may be limited by applicable federal or state securities laws.

     3.2.   Purchase Entirely for Own Account.
            ---------------------------------

     The Purchased Shares will be acquired for investment for the Investor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Investor has no present intention of selling, granting any participation in or otherwise distributing any of the Purchased Shares.

     3.3.   Disclosure of Information.
            -------------------------

     The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company; provided, however, that this Section 3.3 does not limit or
                --------  -------
modify in any way the representations and warranties of the Company contained in this Agreement, the Investor Rights Agreement or in any other agreement or document delivered by the Company pursuant hereto or thereto or the right of the Investor to rely thereon.

     3.4.   Restricted Securities.
            ---------------------

     The Investor acknowledges that the Purchased Shares are "restricted securities" under the Securities Act and state securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations promulgated pursuant thereto, the Purchased Shares may be resold without registration under the Act only in certain limited circumstances. In the absence of an effective registration statement covering the Purchased Shares (or the Conversion Shares) or an exemption from registration under the Act, the Purchased Shares (and the Conversion Shares) must be held indefinitely. The Investor understands that the Company is under no obligation to register any of the securities sold hereunder except as provided in the Investor Rights Agreement. The Investor acknowledges that no public market now exists for any of the Purchased Shares and that it is uncertain whether a public market will ever exist for the Purchased Shares or the Conversion

Shares. The Investor is an "Accredited Investor" as that term is defined in
Section 501(a) of Regulation D, promulgated under the Securities Act.

     3.5.   Legends.
            -------

     The Investor acknowledges that the certificates evidencing the Purchased Shares and the Conversion Shares will bear the following legends:

            "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN
            REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE.
                  ---
            THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON
            TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED
            OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND
            APPLICABLE STATE SECURITIES LAWS, PURSUANT TO
            REGISTRATION OR EXEMPTION THEREFROM."

The legend set forth above shall be removed by the Company from any certificate evidencing Purchased Shares or Conversion Shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the 1933 Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Purchased Shares or Conversion Shares.

4.   Conditions of Investor's Obligations at Closing.
     -----------------------------------------------

     The obligations of the Investor to consummate the transactions contemplated hereby are subject, in the discretion of the Investor, to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     4.1.   Representations and Warranties.
            ------------------------------

     The representations and warranties of the Company contained in Section 2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

     4.2.   Due Diligence.
            -------------

     The Investor shall have completed, to its sole satisfaction, its due diligence investigation of the Company.

     4.3.   Performance.
            -----------

     The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement and any other documents, certificates or agreements contemplated hereby that are required to be performed or complied with by it on or before the Closing.

     4.4.   Closing Documents.
            -----------------

     The Company shall have delivered to the Investor all of the following documents:

            4.4.1. A Compliance Certificate, dated the date of the Closing, stating that the conditions specified in Sections 4.1. and 4.3. have been fulfilled, stating that there has been no Material Adverse Effect since March 31, 2000 and certifying that all obligations of the Company with respect to all preemptive rights of the holders of securities of the Company including the Series B Preemptive Rights have been fulfilled.

            4.4.2. Copies of the resolutions duly adopted by the Company's board of directors authorizing the execution, delivery and performance of this Agreement, the Investor Rights Agreement and each of the other agreements contemplated hereby and thereby, the filing of the Certificate, the amendment and adoption of the Company's bylaws, approving a board of directors consisting of five (5) directors, the issuance and sale of the Purchased Shares and the consummation of all other transactions contemplated by this Agreement certified by the Secretary of the Company to be true, complete and correct.

            4.4.3. A Certificate of the Secretary of the Company certifying the names of the officers of the Company authorized to sign this Agreement, the certificates representing the Purchased Shares and the other documents, instruments and certificates to be delivered pursuant to this Agreement by the Company or its officers, together with true signatures of such officers.

            4.4.4. Copies of the Charter, certified by the Secretary of State of Delaware, and the Company's bylaws certified by the Secretary of the Company, each as amended and in effect at the Closing;

            4.4.5. Certificates of good standing issued by the Secretary of State of Delaware and the Secretary of State for each other state where the Company is authorized to do business;

            4.4.6. Copies of all third party and governmental consents, approvals and filings required to be obtained or made in connection with and prior to or concurrent with the consummation of the transactions hereunder (including, without limitation, all federal and state securities law filings and waivers or evidence of exercise of all preemptive rights (including the Series B Preemptive Rights) and waivers of rights of first refusal); and

            4.4.7.   A share certificate representing the Purchased Shares.

     4.5.   Qualifications, Filings.
            -----------------------

     All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing. The Regulation D filing described in Section 2.6 shall be mailed at such time as to be in compliance with Regulation D by, or on behalf of, the Company.

     4.6.   Certificate. The Certificate shall have been duly adopted by the
            -----------
Company by all necessary corporate action and shall have been duly filed with the Secretary of State of Delaware.

     4.7.   Proceedings and Documents.
            -------------------------

     All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto, including, without limitation, the Charter, amended to include the Certificate and delete and rights and preferences of the Series A Preferred Stock of the Company existing prior to the date hereof, shall be reasonably satisfactory in form and substance to the Investor's counsel, and the Investor or its counsel shall have received all counterpart original and certified or other copies of such documents as they may reasonably request.

     4.8.   Proprietary Information Agreements.
            ----------------------------------

     Each employee of and consultant to the Company shall have entered into a document protecting the confidentiality of Company proprietary information and assigning inventions to the Company in the form previously provided to the Investor and in substantially the form attached hereto as Exhibit E.
                                                          ---------
     4.9.   RESERVED.

     4.10.  Board Membership.
            ----------------

     The Company shall have taken all necessary corporate action such that, immediately following the Closing, the Investor may elect one (1) director to the Board of Directors of the Company.

     4.11.  Opinion of Company Counsel.
            --------------------------

     The Investor shall have received from Ballard Spahr Andrews & Ingersoll, LLP, counsel for the Company, an opinion, dated as of the Closing, in the form attached hereto as Exhibit F.
                   ---------

     4.12.  Investor Rights Agreement.
            -------------------------

     The Company shall have entered into the Investor Rights Agreement.

     4.13.  Securities Exemption. The offer and sale of the Purchased Shares to
            ---------------------
the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and the qualification requirements of all applicable state securities laws.

     4.14.  No Material Adverse Effect. There shall have occurred no event or
            --------------------------
circumstance that has caused or could reasonably be expected to cause a Material Adverse Effect.

     4.15.  Board of Directors of the Investor. The Board of Directors of the
            ----------------------------------
Investor shall have approved the transactions contemplated in this Agreement.

5.   Conditions of the Company's Obligations at Closing.
     --------------------------------------------------

     The obligations of the Company to consummate the transactions contemplated hereby are subject, in the discretion of the Company, to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     5.1.   Representations and Warranties.
            ------------------------------

     The representations and warranties of the Investor contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

     5.2.   Payment of Purchase Price.
            -------------------------

     The Investor shall have delivered the purchase price specified in Section 1.1.

     5.3.   Qualifications.
            --------------

     All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required to be obtained by the Investor in connection with the lawful purchase of the Purchased Shares pursuant to this Agreement shall be duly obtained and effective as of the Closing.

     5.4.   Investor Rights Agreement.
            -------------------------

     The Investor shall have entered into the Investor Rights Agreement.

     5.5.   Securities Exemptions. The offer and sale of the Purchased Shares to
            ---------------------
the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Act and the registration and the qualification requirements of all other applicable state securities laws.

6.   Indemnification.
     ---------------

     6.1    General.
            -------

            (a) Subsequent to the Closing, the Company shall indemnify the Investor, and, with respect to any Third Party Claim (as defined below), the Investor, its subsidiaries and affiliates, and each of their respective partners, officers, directors, employees, shareholders and agents (the "Investor
                                                                        --------
Indemnified Parties") against, and hold each of the Investor Indemnified Parties
-------------------
harmless from, any and all losses, liabilities, claims, damages (including incidental and consequential damages), expenses (including, without limitations, reasonable costs of investigation and defense and reasonable attorneys' fees) or diminution of value (collectively, "Losses") incurred by any such Investor
                                    ------
Indemnified Party, that are incident to, arise out of, or are in connection with or related to, whether directly or indirectly, the breach or violation of any warranty, representation, covenant or agreement of the Company contained in this Agreement.

            (b) Subsequent to the Closing, the Investor shall indemnify the Company, and, with respect to any Third Party Claim, the Company, its subsidiaries and affiliates, and each of their respective partners, officers, directors, employees, shareholders and agents (the "Company Indemnified
                                                    -------------------
Parties") against, and hold each of the Company Indemnified Parties harmless
-------
from, any Losses incurred by any such Company Indemnified Parties, that are incident to, arise out of, or are in connection with or related to, whether directly or indirectly, the breach or violation of any warranty, representation, covenant or agreement of the Investor contained in this Agreement.

            (c) Notwithstanding any other provision hereof, the aggregate indemnification to be provided by each of the Company and the Investor pursuant to this Section 6.1 shall not exceed $3,000,000 in the aggregate.

     6.2    Procedure for Claims. If a claim for Losses (an "Indemnified Claim")
            --------------------                             -----------------
is to be made by a person entitled to indemnification hereunder, the person claiming such indemnification (the "Indemnified Party") shall give written
                                    -----------------
notice (a "Claim Notice") to the indemnifying person (the "Indemnifying Party")
           ------------                                    ------------------
as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event when may give rise to Losses for which indemnification may be sought under this Section 6. In the case of an Indemnified Claim involving the assertion of a claim by a third party (whether pursuant to a lawsuit or other legal action or otherwise, a "Third-Party
                                                             -----------
Claim"), (a) the Indemnifying Party shall be entitled, if it so elects, at its
-----
own cost, risk and expense (i) to take control of the defense and investigation of such Third-Party Claim, and (ii) to pursue the defense thereof by appropriate actions or proceedings, including, without limitation, to employ and engage attorneys of its own choice reasonably acceptable to the Indemnified Party to handle and defend the same, and (b) the Indemnifying Party shall be entitled (but not obligated), if it so elects, to compromise or settle such claim, which compromise or settlement shall be made only with the written consent of the Indemnified Party, such consent not to be unreasonably withheld. In the event the Indemnifying Party elects to assume control of the defense and investigation of such lawsuit or other legal action in accordance with this Section 6.2, the Indemnified Party may, at its own cost and expense, participate in the investigation, trial and defense of such Third-Party Claim. If the Indemnifying Party fails to assume the defense of such Third-Party Claim in accordance with this Section within 30 calendar days after receipt of the Claim Notice, the Indemnified Party against which such Third-Party Claim has been asserted shall (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost, risk and expense, the defense, compromise and settlement of such Third-Party Claim on behalf of and for the account of the Indemnifying Party; provided that such Third-Party Claim shall not be compromised or settled without the written consent of the Indemnifying Party, which consent shall not be unreasonably withheld. In the event the Indemnifying Party assumes the defense of the claim, the Indemnifying Party shall keep the Indemnified Party reasonably informed of the progress of such defense, compromise or settlement, and in the event the Indemnified Party assumes the defense of the claim, the Indemnified Party shall keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement. The Indemnifying Party shall be liable for any settlement of any Third-Party Claim effected pursuant to and in accordance with this Section 6 and for any final judgment (subject to any right of appeal), and the Indemnifying Party agrees to indemnify and hold harmless each Indemnified Party from and against any and all Losses incurred by the Indemnified Party by reason of such settlement or judgment.

     6.3    Not Exclusive Remedy. The remedies set forth in this Section 6 are
            --------------------
not exclusive and do not limit any other remedies that may be available to the Investor.

7.   Miscellaneous.
     -------------

     7.1.   Survival.
            --------

     The warranties, representations and covenants of the Company and the Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the later of (i) the date which is thirty (30) days after the Investor's receipt of audited financial statements of the Company as of and for the year ended March 31, 2002 and (ii) September 30, 2002 and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.

     7.2.   Successors and Assigns.
            ----------------------

     Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Purchased Shares or Conversion Shares). Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     7.3.   Governing Law.
            -------------

     This Agreement shall be governed by and construed under the internal laws of the State of Delaware, without reference to principles of conflicts of laws or choice of laws.

     7.4.   Headings and Captions.
            ---------------------

     The headings and captions used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs, exhibits and schedules shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits and schedules attached hereto, all of which exhibits and schedules are incorporated herein by this reference.

     7.5.   Notices.
            -------

     All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth below or at such other address as either party may designate by five days advance written notice provided in accordance with this Section 7.5 to the other party hereto:

     If to the Investor:                  Cadmus Communications Corporation
                                          Suite 200
                                          1801 Bayberry Court
                                          Richmond, Virginia 23226
                                          Attention: David E. Bosher
                                          Facsimile: (804) 287-5683

     With a copy to:                      Troutman Sanders Mays & Valentine, LLP
                                          1111 East Main Street
                                          Richmond, Virginia  23219
                                          Attention: Jeffrey M. Gill
                                          Facsimile: (804) 697-1339

     If to the Company:                   Xyvision Enterprise Solutions, Inc.
                                          30 New Crossing Road
                                          Reading, Massachusetts 01867
                                          Attention: Kevin Duffy
                                          Facsimile: (781) 756-4330

     With a copy to:                      Ballard Spahr Andrews & Ingersoll, LLP
                                          Suite 2300
                                          1225 17/th/ Street
                                          Denver, Colorado 80202
                                          Attention: Roger C. Cohen
                                          Facsimile: (303) 296-3956

     7.6.   Finder's Fee.
            ------------

     Each party represents to the other that it shall pay and discharge when due any finders' fee or commission payable by such party in connection with the transactions contemplated in this Agreement. The Company has set forth in
Section 7.6 of the Disclosure Schedule each person or entity to which the
-----------        -------------------
Company is obligated to pay any such finders' fee or commission.

     7.7.   Expenses.
            --------

     Irrespective of whether the Closing is effected, the Company shall reimburse the reasonable fees of counsel for the Investor up to a maximum limit of $15,000. The Investor shall discharge and pay when due all such fees that exceed $15,000. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the Investor Rights Agreement or the Certificate, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

     7.8.   Amendments and Waivers.
            ----------------------

     Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor.

     7.9.   Severability.
            ------------

     If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     7.10.  Entire Agreement.
            ----------------

     This Agreement and the documents delivered pursuant hereto constitute the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

     7.11.  Counterparts.
            ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     7.12.  Further Assurances.
            ------------------

     From and after the date of this Agreement, upon the request of the Investor or the Company, the Company and the Investor shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement. In addition, the Company covenants and agrees that the Company shall file, within fifteen business days after the Closing, applications on the appropriate form for authority to transact business in each state in which the failure to qualify could reasonably be expected to have a Material Adverse Effect, pay all fees in connection therewith, and diligently pursue with the appropriate offices of such states such authority and the issuance of good standing certificates evidencing the same.

     7.13.  Facsimile Signatures. Facsimile signatures to this Agreement shall
            ---------------------
have the same force and effect as original signatures.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                        COMPANY:

                                        XYVISION ENTERPRISE SOLUTIONS, INC.,
                                          a Delaware corporation


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________



                                        INVESTOR:

                                        CADMUS COMMUNICATIONS CORPORATION,
                                          a Virginia corporation


                                        By:_____________________________________
                                        Name:___________________________________
                                        Title:__________________________________


                  [SIGNATURE PAGE TO STOCK PURCHASE AGREEMENT
                         DATED AS OF FEBRUARY 16, 2001